Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-288897) pertaining to the McGraw Hill, Inc. Stock Incentive Plan and McGraw Hill, Inc. 2025 Stock Incentive Plan of McGraw Hill, Inc. of our report dated June 11, 2026, with respect to the consolidated financial statements of McGraw Hill, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2026.

/s/ Ernst & Young LLP
New York, New York
June 11, 2026